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Exhibit 10.9

LICENSE AGREEMENT

        This License Agreement ("Agreement") is by and between Osmotics Corporation, a Colorado Corporation ("Osmotics"), and Osmotics Pharma, Inc., a Colorado Corporation ("OPI") and as of the date of this Agreement a 98% owned subsidiary of Osmotics.

RECITALS

        WHEREAS, on January 24, 2005, Osmotics and OPI entered into a Technology Transfer Agreement (the "Transfer Agreement"); and

        WHEREAS, Osmotics has obtained the exclusive worldwide rights to a barrier repair technology (the "Barrier Repair Technology") under a license agreement with the Regents of the University of California (the "UCSF Agreement) protected under U.S. Patent No. 5,643,899; and

        WHEREAS, pursuant to the Transfer Agreement, for fair and reasonable consideration, Osmotics has agreed to work with the Regents of the University of California (the "Regents") to assign certain rights under the UCSF Agreement to OPI on a best efforts basis; and

        WHEREAS, both parties acknowledge that the consent of the Regents is required to assign any rights under the UCSF Agreement; and

        WHEREAS, pursuant to the Transfer Agreement, Osmotics has represented that it has the ability under the UCSF Agreement to sub license its rights without the written consent of the Regents; and

        WHEREAS, pursuant to the Transfer Agreement, Osmotics has agreed to license certain rights under the UCSF Agreement to OPI until such time that the Regents consent to the assignment.

AGREEMENT

        1.    Grant of Rights

  Subject to the terms and conditions of this Agreement, Osmotics hereby grants OPI an exclusive license under the UCSF Agreement for the remaining life of the patent to make, have made, use, market, sell, have sold, offer for sale, import, export and otherwise commercialize all licensed applications on a worldwide basis. Licensed applications shall include only prescription products using the Barrier Repair Technology sold in pharmacies, doctors' offices, hospitals or any other similar dispensing facility.

        2.    Term

  This Agreement shall expire on the earlier of the remaining life of the patent underlying the UCSF Agreement or such time that Osmotics secures the assignment of the rights under the UCSF Agreement to OPI as contemplated in the Technology Transfer Agreement.

        3.    Non-Compete

  Osmotics agrees not to develop, manufacture, test, market, sell or otherwise commercialize any prescription product using the Barrier Repair Technology. Osmotics shall retain the right to develop, manufacture, test, market, sell or otherwise commercialize any cosmeceutical product using the Barrier Repair Technology. In the event of a sale of the majority of Osmotics' assets, or merger of Osmotics with a third party with Osmotics not being the surviving company, such third party shall be prohibited from selling any Barrier Repair product in hospital pharmacies in the United States without the express written approval of OPI. This covenant not to compete shall survive the term of this Agreement and last until such time that OPI has no rights whatsoever to the Barrier Repair Technology.

        4.    Commercialization

  OPI shall be responsible for developing, manufacturing, marketing and selling all licensed products. Osmotics shall bear no responsibility to assist OPI in any commercialization process. OPI agrees to be bound to all the terms and conditions of the License Agreement with the Regents of the University of California as though it were the direct licensee for all pharmaceutical applications.

        5.    Payments

  OPI shall be obligated to reimburse Osmotics for 1/2 of all annual maintenance fees, minimum royalty fees and patent costs called for under the UCSF Agreement incurred during the term of this Agreement. Both parties agree that the compensation called for under the Technology Transfer Agreement is sufficient consideration for entering into this Agreement. Osmotics agrees to send copies of any and all statements or notices received by it from the Regents of the University of California regarding its License Agreement and OPI shall have the right, but not the obligation, to make any payment or perform any act that may be required to maintain the License Agreement in full force and effect. To the extent that such payments exceed its obligation to reimburse Osmotics for one-half of all annual maintenance fees, minimum royalty fees (if applicable) and patents costs, OPI shall be entitled to reimburse from Osmotics. To the extent that any such reimbursable amounts remain unpaid for over thirty (30) days, OPI shall be entitled to interest on such amounts at 15% per annum compounded monthly.

        6.    Representations and Warranties

  (a)
  As of the date of this Agreement, both Osmotics and OPI represent and warrant to the other that (1) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (2) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (3) this Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, and binding obligation of such party and is enforceable against it in accordance with its terms; and (4) this Agreement and its obligations hereunder do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such party is bound.

  (b)
  Osmotics represents and warrants that: (1) the UCSF Agreement and the underlying patent are valid and enforceable; (2) the UCSF Agreement, the underlying patent, and the licensed applications under this Agreement do not infringe or misappropriate any third party's intellectual property rights; and (3) as of the date of this Agreement, Osmotics is not aware of any pending or threatened litigation which alleges that the UCSF Agreement, the underlying patent or the licensed applications under this Agreement infringes or misappropriates any third party's intellectual property rights.

        7.    Patent Rights

  If OPI learns of the substantial infringement of any patent licensed under this Agreement, then OPI shall call to Osmotics' attention thereto in writing and provide Osmotics with reasonable evidence of the infringement. Neither party shall notify a third party of the infringement of any of the patents without first obtaining consent of the other party, which consent will not be unreasonably denied. Both parties shall use their best efforts in cooperation with each other to terminate infringement without litigation.

  OPI may request that Osmotics take legal action against the infringement of the licensed patent. Such request must be in writing and must include reasonable evidence of infringement and damages to OPI. If the infringing activity has not abated within sixty (60) days following the effective date of the request, then Osmotics has the right to commence suit on its own account or refuse to participate in the suit.

  In the event that the Regents and/or Osmotics elect not to commence suit on its own account and provides notice of its election within ninety (90) days after receiving notice, OPI may thereafter bring suit for patent infringement, at its own expense. If, however, OPI elects to bring suit, then the Regents and Osmotics may thereafter join that suit at their own expense. Each party shall cooperate with the other in litigation proceedings instituted hereunder, but at the expense of the party bringing suit. Litigation will be controlled by the party bringing suit.

  If during the term of this Agreement Osmotics receives a notice of default from the Regents, Osmotics will be required to notify OPI within three (3) business days of receiving the default notification. OPI, at its option, may elect to take all reasonable efforts in assisting Osmotics with curing the default.

        8.    Idemnification

  Each party shall indemnify, defend, and hold harmless the other party, its affiliates, and their respective employees, officers, directors and agents from and against any and all liability, loss, damages, cost and expense (including reasonable attorney fees) resulting from or in connection with the breach by such party of any representation or warranty or any of its obligations under this Agreement.

        9.    Bankruptcy

  Each of the parties hereto acknowledges and agrees that this Agreement (a) constitutes a license of Intellectual Property as such term is defined in the United States Bankruptcy Code, as amended (the "Code"), and (b) is an executory contract with significant obligations to be performed by each party hereto. The parties agree that OPI may fully exercise all of its rights and elections under the Code, including, without limitation, those set forth in Section 365(n) of the Code. The parties further agree that, in the event that OPI elects to retain its rights as a licensee under the Code, OPI shall be entitled to complete access to the licensed patent and UCSF Agreement.

        10.    Applicable Law

  This Agreement shall be governed by the laws of the State of Colorado. The state and federal courts situated in Denver, Colorado shall have exclusive jurisdiction and venue over any disputes or controversies relating to or arising out of this Agreement, its performance or breach, and any other aspect of the parties' relationship.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date below.

OSMOTICS CORPORATION		OSMOTICS PHARMA, INC.
By:	/s/ FRANCINE PORTER Francine Porter, Porter	By:	/s/ STEVE PORTER Steve Porter, President
January 24, 2005		January 24, 2005

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LICENSE AGREEMENT